DATED: 2 June 2008
Hong Kong/020/063588-00001/JDH/PYYL:
L_LIVE_APAC1:549229v3

Second Amendment Agreement

between

Xdlong International Company Limited
as Company

Elevatech Limited
as Investor

and

Mr Lin Shuipan
as Founder Shareholder

relating to

a Subscription Agreement dated 28 March 2008 as amended and restated by an Amendment and Restatement Agreement dated 30 April 2008

THIS AGREEMENT is dated 2 June 2008 and made

BETWEEN:

(1)
XDLONG INTERNATIONAL COMPANY LIMITED, (“Company”), registered in the Cayman Islands having company number CT-207339 and having its registered office at Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands;

(2)	ELEVATECH LIMITED, (“Investor”), a company incorporated in Hong Kong and having its registered office at 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong; and
(3)	MR LIN SHUIPAN (“Founder Shareholder”), holder of PRC passport number G14386872 of No. 103, Qiancanggong Road, Huatingkou Village, Chendai Town, Jinjiang City, Fujian Province, PRC.

BACKGROUND:

A.
The parties to this Agreement (“Parties”) are parties to a subscription agreement with respect to a certain number of preferred shares in the issued share capital of the Company dated 28 March 2008 as amended and restated by an amendment and restatement agreement dated 30 April 2008 between the Parties (“Subscription Agreement”).

B.	The Parties have agreed to further amend the Subscription Agreement on and subject to the terms of this Agreement.

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED IN THIS AGREEMENT THE PARTIES AGREE as follows:

1.	Interpretation

1.1	The terms of clauses 1.1 and 1.2 of the Subscription Agreement shall apply to this Agreement with such changes as are necessary.

2.	Amendments to the Subscription Agreement

2.1	With effect from the date of this Agreement, the Subscription Agreement is further amended by:

(A)	deleting the original clause 5.5(B) of the Subscription Agreement in its entirety and replacing by the following new clause 5.5(B):

“(B)
The Founder Shareholder can serve on the Investor a notice setting out the indicative price range of the offer shares for the proposed IPO and the possible non-occurrence of a Qualified IPO (“Pricing Notice”) if:

(1)	a listing is granted by a Stock Exchange; and

(2)
in the determination of the indicative price range for the proposed IPO, the Founder Shareholder becomes aware that a market capitalization of US$650 million may not be achieved based upon the price at the lower end of such indicative price range.”;

(B)	deleting the words “, on a Pro-rata Basis and on a several basis,” on the second and third lines of clause 5.5(C) of the Subscription Agreement;

(C)	deleting the original paragraph 9.3 in schedule 2 – Adjustment of Consideration of the Subscription Agreement in its entirety and replacing by the following new paragraph 9.3:

“9.3
If, prior to a Qualified IPO, there is any shortfall between the number of Shares that are held and transferable by the Founder Shareholder to the Investor at the time of an Adjustment Event and the number of Shares the Founder Shareholder is obliged to transfer to the Investor pursuant to paragraphs 2, 3 and/or 4, the Investor shall have the right (but not the obligation) to require the Founder Shareholder to purchase all or a part of the Investor Shares for cash at a per Share price that shall be sum of the Initial Valuation per Share plus a return that yields 12% IRR of the Performance Adjusted Per Share Price. For the avoidance of doubt, the word “transferable” when used in this paragraph 9.3 in relation to Shares of the Founder Shareholder shall mean those Shares of the Founder Shareholder which are not subject to any disposal restriction under any applicable rules or regulations of the Stock Exchange.”;

(D)	deleting the original paragraph 10.1 in schedule 2 – Adjustment of Consideration of the Subscription Agreement in its entirety and replacing by the following new paragraph 10.1:

“10.1
The Investor shall have a right to elect, by notice in writing to the Founder Shareholder, that the value of the Adjustment Shares, the Further Adjustment Shares or the IPO Adjustment Shares (as the case may be) be paid in cash to the Investor by the Founder Shareholder in lieu of the Founder Shareholder transferring the Adjustment Shares, the Further Adjustment Shares or the IPO Adjustment Shares (as the case may be).

(A)	The cash payable upon occurrence of any Adjustment Event pursuant to paragraph 2 or 3 shall be calculated as follows:

Cash payment	=	the number of Adjustment Shares or Further Adjustment Shares	X
the average closing price of the Company’s Shares quoted by the Hong Kong Stock Exchange or any other Stock Exchange where the Company’s Shares are traded for the 10 trading days prior to the election by the Investor.

(B)	The cash payable upon occurrence of an Adjustment Event pursuant to paragraph 11 shall be calculated as follows:

Cash payment	=	the number of IPO Adjustment Shares X IPO Price”;

(E)	immediately following the last sentence of paragraph 10.2 in schedule 2 – Adjustment of Consideration of the Subscription Agreement, insert the following:

“For the avoidance of doubt, the word “transferable” when used in this paragraph 10.2 in relation to Shares of the Founder Shareholder shall mean those Shares of the Founder Shareholder which are not subject to any disposal restriction under any applicable rules or regulations of the Stock Exchange.”

2.2	With effect from the date of this Agreement, the rights and obligations of the Parties shall be governed by the Subscription Agreement as amended by this Agreement.

3.	Amendments not to Affect Validity, Rights or Obligations

3.1	Continuing Provisions

The provisions of the Subscription Agreement shall, in respect of the period up to the date of this Agreement, continue in full force and effect in accordance with their terms.

3.2	No Prejudice or Discharge

Nothing in this Agreement:

(A)	prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Subscription Agreement before the date of this Agreement; or

(B)	discharges, releases or otherwise affects any liability or obligation arising under the Subscription Agreement before the date of this Agreement.

4.	General

4.1
The terms of clauses 13.2, 13.5, 13.7 and 13.8 of the Subscription Agreement shall be incorporated into this Agreement and have effect in full as if set out in this Agreement and as if references therein to “this Agreement” are references to this Agreement and such other changes as are necessary.

5.	Law and jurisdiction

5.1
The terms of clause 15 of the Subscription Agreement shall be incorporated into this Agreement and have effect in full as if set out in this Agreement and as if references therein to “this Agreement” are references to this Agreement and such other changes as are necessary.

AS WITNESS the hands of the Parties or their duly authorised representatives the day and year first above written.

Mr Lin Shuipan duly authorised for and on behalf of XDLONG INTERNATIONAL COMPANY LIMITED	) ) ) )

SIGNED by MR LIN SHUIPAN	)

SIGNED by Mr Kevin Zhang duly authorised for and on behalf of the ELEVATECH LIMITED	) ) )

4

AS WITNESS the hands of the Parties or their duly authorised representatives the day and year first above written.

Mr Lin Shuipan duly authorised for and on behalf of XDLONG INTERNATIONAL COMPANY LIMITED	) ) ) )

SIGNED by MR LIN SHUIPAN	)

SIGNED by Mr Kevin Zhang duly authorised for and on behalf of the ELEVATECH LIMITED	) ) )